UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2025

Ibotta, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42018 (Commission File Number)	35-2426358 (I.R.S. Employer Identification Number)

1801 California Street, Suite 400 Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)
303-593-1633
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	IBTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of     Principal Officers.

Sunit Patel resigned as Chief Financial Officer and Principal Financial Officer of Ibotta, Inc. (the “Company”), effective March 14, 2025, and he will remain with the Company through March 28, 2025.

Valarie Sheppard, a member of the Company’s Board of Directors (the “Board”) will assume the position of the Company’s Interim Chief Financial Officer, effective March 14, 2025. In her position as Interim Chief Financial Officer, Ms. Sheppard will act as the Company’s Principal Financial Officer while a formal search process to identify and appoint a permanent Chief Financial Officer is conducted.

In conjunction with assuming the role of Interim Chief Financial Officer, Ms. Sheppard will step down as the Company’s Lead Independent Director, Chair of the Audit Committee, and a member of the Compensation Committee, but will remain a member of the Board.

Ms. Sheppard, 61, has served on the Board since August 2021. She worked at Procter & Gamble (“P&G”) as Treasurer, Controller, and Executive Vice President Company Transition Leader from April 2019 until she retired from P&G in March 2021. Previously, she served as P&G’s Senior Vice President, Treasurer, and Comptroller from October 2013 to April 2019, and in various other roles since July 1986. Ms. Sheppard led P&G’s Corporate Finance, Accounting, and Treasury team, responsible for the external financial reporting, financial planning, global business development, and treasury operations for company businesses and operations in over 70 countries, with annual sales of more than $65 billion. She also led the global implementation of P&G’s new organization design, P&G’s most significant restructuring initiative in 25 years. She has been a board member of McCormick & Company, Inc., a global leader in flavor, seasonings, and spices, since June 2024 and KDC-One, a package design and manufacturing solutions provider, since April 2021. Ms. Sheppard holds a Bachelor’s degree in Accounting and a Master’s degree in Industrial Administration from Purdue University.

There are no arrangements or understandings between Ms. Sheppard and any other persons pursuant to which she was selected as the Company’s Interim Chief Financial Officer. There are also no family relationships between Ms. Sheppard and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing Mr. Patel’s resignation and Ms. Sheppard’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release Issued by Ibotta, Inc. dated March 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBOTTA, INC.

Date:	March 14, 2025	By:	/s/ David T. Shapiro
David T. Shapiro
Chief Legal Officer & Corporate Secretary